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As filed with the Securities and Exchange Commission on September 4, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT of 1933

Simon Property Group, L.P.
(Exact name of each registrant as specified in its charter)

Delaware	34-1755769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

National City Center
115 West Washington Street, Suite 15 East, Indianapolis, IN 46204
(317) 636-1600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James M. Barkley
Simon Property Group
National City Center
115 West Washington Street, Suite 15 East, Indianapolis, IN 46204
(317) 636-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Worrell
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-1110

   Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee(3)(4)

Debt Securities	$750,000,000	$187,500

(1)
This Registration Statement also covers contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities covered hereby.
(2)
The Debt Securities will be non-convertible investment grade Debt Securities.
(3)
Exclusive of accrued interest, if any. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o). In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(4)
In addition to the amounts indicated, pursuant to Rule 429 under the Securities Act of 1933, $250,000,000 proposed maximum aggregate offering price of Debt Securities is being carried forward from an earlier registration statement and the amount of the filing fee associated with such securities that was previously paid is $75,767.

   Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus which also relates to Registration Statement No. 333-33545 previously filed by the registrant on Form S-3 and declared effective on October 15, 1997. This new Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-33545 and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this new Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated September 4, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$1,000,000,000

SIMON PROPERTY GROUP, L.P.

DEBT SECURITIES

    By this prospectus, we may offer from time to time up to $1 billion aggregate principal amount of our non-convertible investment grade debt securities. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

    We may sell the debt securities in multiple series with the terms of each series to be determined at the time of sale. When we offer the debt securities, we will provide you with a prospectus supplement describing the specific terms of the series of debt securities being offered. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

    You should read carefully both this prospectus and any prospectus supplement before you invest.

    Investing in our securities involves risk. See "Risk Factors" beginning on page 3.

    THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Our principal executive offices are located at National City Center, Suite 15 East, 115 West Washington Street, Indianapolis, Indiana 46204, and our telephone number is (317) 636-1600.

The date of this prospectus is              , 2001.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities in one or more offerings up to a total amount of $1 billion. This prospectus provides you with a general description of the debt securities. Each time we offer to sell any of the debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."

WHO WE ARE

    We own, operate, manage, lease, acquire, expand and develop real estate properties, primarily regional malls and community shopping centers. We are a majority-owned subsidiary of Simon Property Group, Inc. or "SPG", which is treated as a real estate investment trust or "REIT" for federal income tax purposes.

    The core of our business originated with the shopping center businesses of Melvin Simon, Herbert Simon, David Simon and other members or associates of the Simon family. We have grown significantly by acquiring properties and merging with other real estate companies, including the merger with DeBartolo Realty Corporation in 1996 and the combination with Corporate Property Investors, Inc. and its paired share affiliate in 1998.

    As of June 30, 2001, we and SPG owned or held interests in 250 income-producing properties, consisting of 164 regional malls, 72 community shopping centers, five specialty retail centers, four office and mixed-use properties and five value-oriented super regional malls located in a total of 36 states. These properties have over 185 million square feet of gross leasable area of which we own approximately 110 million square feet. We also own interests in six retail properties in Europe and Canada, one property under construction in the United States and 11 parcels of land held for future development.

    We were formed on November 18, 1993 as a Delaware limited partnership. SPG is our sole general partner. SPG Realty Consultants, Inc. ("SRC") is the paired-share affiliate of SPG. The paired shares of common stock of SPG and SRC are listed on the New York Stock Exchange under the symbol "SPG." Our principal executive offices are located at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, and our telephone number is (317) 636-1600. Our World Wide Web site address is www.shopsimon.com. The information in our web site is not incorporated by reference into this prospectus.

    If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

    In this prospectus, "we," "us," "our," and "the Operating Partnership" refer to Simon Property Group, L.P. and its subsidiaries. "SPG" refers specifically to Simon Property Group, Inc. and "SRC" refers specifically to SPG Realty Consultants, Inc.

USE OF PROCEEDS

    We intend to use the net proceeds from the sale of debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific series of debt securities. Our general corporate purposes may include repaying debt, financing our capital commitments and financing possible future acquisitions associated with the continued expansion of our business.

RISK FACTORS

    You should consider carefully the following risks, along with the other information contained or incorporated by reference in this prospectus before you decide to purchase any of our debt securities. The risks and uncertainties described below are not the only ones affecting us. Additional risks and uncertainties may also adversely affect our business and operations. If any of the following events actually occurs, our business, financial condition and results of operations would likely suffer, possibly materially.

WE HAVE A SUBSTANTIAL DEBT BURDEN THAT COULD AFFECT OUR FUTURE OPERATIONS.

    We are subject to the risks normally associated with debt financing, including the risk that our cash flow from operations will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of such indebtedness and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. Certain significant expenditures associated with a property (such as mortgage payments) generally will not be reduced when circumstances cause a reduction in income from such property. Should such events occur, our operations may be adversely affected. If a property is mortgaged to secure payment of indebtedness and we are unable to make payments on such indebtedness, the property could be transferred to the mortgagee with a possible consequent loss of income and asset value to us.

    Certain of our loans have floating interest rates. In certain cases, we will continue to be a party to existing interest rate protection agreements with financial institutions whereby these institutions agree to indemnify us against the risk of increases in interest rates above certain levels.

RISING INTEREST RATES AND OTHER FACTORS COULD ADVERSELY AFFECT OUR BORROWING COSTS.

    Any significant increase in market interest rates from their current levels could result in increased borrowing costs for us, which may adversely affect our cash flow and ability to meet our debt service obligations. We employ standard risk management strategies to hedge exposures, primarily related to interest rate volatility. Interest rate cap agreements are used as a protection against interest rate increases on variable rate debt. We also enter into hedging transactions based upon U.S. Treasury Bill rates to manage exposure of rising interest rates before anticipated offerings of debt securities. We intend to continue to enter into such arrangements if management determines they are in our best interests.

    Interest rate hedging arrangements may expose us to certain risks. Although we will try to minimize these risks, interest rate movements during the terms of interest rate hedging agreements may result in a gain or loss on our investment in the hedging arrangement. Developing an effective strategy is complex and no strategy can completely insulate us from risks associated with interest rate fluctuations. There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition. Such hedging agreements may involve certain costs, such as transaction fees or non-material breakage costs if they are terminated by us. In order to minimize counterparty credit risk, our policy is to enter into hedging arrangements only with large creditworthy financial institutions.

THERE ARE FACTORS OUTSIDE OUR CONTROL THAT AFFECT THE REVENUES AND ECONOMIC VALUE OF SHOPPING CENTERS.

    The revenues and value of shopping centers may be adversely affected by a number of factors, including: the national, regional and local economic climate; local real estate conditions; perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center; the proximity and quality of competing centers; trends in the retail industry, including contraction in the number of retailers and the number of locations operated; the quality and philosophy of management; changes in market rental rates; the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise; the need periodically to renovate, repair and relet space and the costs thereof; the ability of an owner to provide adequate maintenance and insurance; and increased operating costs. In addition, shopping center values are affected by such factors as changes in interest rates, the availability of financing, changes in governmental regulations, changes in tax laws or rates and potential environmental or other legal liabilities.

    Our concentration in the retail shopping center real estate market subjects our portfolio of properties to certain risks, including, among others, the following risks: demand for shopping center space in our markets may decrease; we may be unable to relet space upon lease expirations or to pay related renovation and reletting costs; economic and other conditions may affect shopping center property cash flows and values; tenants may be unable to make lease payments or may become bankrupt; and a property may not generate revenue sufficient to meet operating expenses, including future debt service.

WE HAVE LIMITED CONTROL WITH RESPECT TO CERTAIN PROPERTIES PARTIALLY OWNED OR MANAGED BY THIRD PARTIES.

    We own interests in a number of properties which are not, directly or indirectly, wholly owned by us ("Joint Venture Properties"). We do not have sole control of certain major decisions relating to many of the Joint Venture Properties, although we generally have a right of approval with respect to such matters. We do not have day-to-day operational control of other of the Joint Venture Properties. These limitations may result in decisions by third parties with respect to such properties that do not fully reflect our interests at such time, including decisions relating to the requirements with which we must comply in order to maintain SPG's status as a REIT for tax purposes. In addition, the sale or transfer of interests in certain of the partnerships is subject to rights of first refusal and buy-sell or similar arrangements. These rights may be triggered at a time when we will not desire to sell but may be forced to do so because we do not have the cash to purchase the other party's interest. We are contractually restricted from selling certain of these properties without the consent of certain unrelated parties. These limitations on sale may adversely affect our ability to sell these properties at the most advantageous time for us.

OUR PROPERTIES FACE A WIDE RANGE OF COMPETITION.

    Shopping malls compete with other retail properties for tenants on the basis of the rent charged and location. However, the principal competition for the shopping malls may come from future shopping malls that will be located in the same market areas and from mail order and electronic commerce. There is also considerable competition to acquire equity interests in desirable real estate. The competition is provided by real estate investment trusts, insurance companies, private pension plans and private developers. Additionally, our credit rating and leverage will affect our competitive position in the public debt and equity markets.

    We face competition from other shopping mall developers for the acquisition of prime development sites and for tenants and are subject to the risks of real estate development, including the lack of financing, construction delays, environmental requirements, budget overruns and lease-up. Numerous other developers, managers and owners of real estate compete with us in seeking management, leasing revenues, land for development and properties for acquisition. In addition, retailers at our properties face increasing competition from discount shopping centers, outlet malls, catalogues, discount shopping clubs and electronic commerce. With respect to many of our properties, there are similar properties within the same market area. The existence of competitive properties could affect our ability to lease space and the level of rents we can obtain. Renovations and expansions at competing malls could negatively affect our properties. Increased competition could adversely affect our revenues.

REAL ESTATE INVESTMENTS ARE RELATIVELY ILLIQUID.

    Real property investments are relatively illiquid. Our ability to vary our portfolio of properties in response to changes in economic and other conditions is limited. If we want to sell a property, there is no assurance that we will be able to dispose of it in the desired time period or that the sales price of a property will exceed our investment.

WE DEPEND ON OUR ANCHORS AND TENANTS.

    Our cash flow would be adversely affected if the space in our properties could not be leased, or if tenants or anchors failed to meet their contractual obligations or seek concessions in order to continue operations. If the sales of stores operating in our properties were to decline sufficiently due to economic conditions, closing of anchors or for other reasons, tenants may be unable to pay their minimum rents or expense recovery charges. In the event of a default by a tenant or anchor, we may experience delays and costs in enforcing our rights as landlord.

WE MAY NOT BE ABLE TO RENEW LEASES AND RELET SPACE.

    We are subject to the risks that, upon expiration of leases for space in our properties, the premises may not be relet or the terms of reletting (including the cost of concessions to tenants) may be less favorable than current lease terms. If we were unable promptly to relet all or a substantial portion of this space or if the rental rates upon such reletting were significantly lower than expected rates, our cash flow may be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

Six Months Ended June 30,		Year Ended December 31,
2001	2000	2000	1999	1998	1997	1996
1.43x	1.46x	1.53x	1.50x	1.56x	1.68x	1.64x

    For purposes of calculating the ratio of earnings to fixed charges, "earnings" have been computed by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations including income from minority interests which have fixed charges, and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, and capitalized interest.

DESCRIPTION OF DEBT SECURITIES

    The debt securities will be issued under an Indenture dated as of November 26, 1996 (the "Indenture"), among us, The Chase Manhattan Bank, as trustee, and a former affiliate of the Operating Partnership, as guarantor. The former affiliate was subsequently merged into the Operating Partnership.

    As used in this prospectus, "debt securities" means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.

    We have summarized material terms and provisions of the Indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture. We have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. We have included a copy of the Indenture as an exhibit to our registration statement relating to the debt securities. See "Where You Can Find More Information."

    The debt securities will be "investment grade" securities, meaning at the time of the offering of one or more series of debt securities, at least one nationally recognized statistical rating organization (as defined in the Exchange Act) has rated such series of debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories of a rating agency, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity, and should be evaluated independently of any other rating.

    The debt securities will not be convertible into or exchangeable for any capital stock of SPG or any equity interest in us.

Terms of the Debt Securities

    The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in a resolution of the board of directors of our managing general partner or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or "reopen" a previous series of debt securities and issue additional debt securities of that series. (Section 301).

    The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount that we may subsequently issue;

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  the percentage of the principal amount at which the debt securities will be issued;

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  the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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  the date or dates on which the principal of the debt securities will be payable, or the manner in which the payment date or dates will be determined;

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  whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

  —
  the interest rate or the manner in which the interest rate is determined,

  —
  the date or dates from which any interest will accrue, or the method for determining such date or dates,

  —
  the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months,

  —
  the record dates and interest payment dates for the debt securities, or the method(s) of determining such dates, and

  —
  the first interest payment date.

  •
  the places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

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  any provision that would obligate or permit us to repurchase, redeem or repay some or all of the debt securities, including any sinking fund requirements;

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  the redemption period or periods, redemption price or prices and the terms and conditions upon which the debt securities may be redeemed, if any;

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  whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

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  whether the debt securities will be issued in certificated or book-entry form, and the identity of the depositary for debt securities issued in book-entry form;

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  whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

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  the applicability, if any, of the defeasance and covenant defeasance options described under "—Defeasance and Covenant Defeasance" and any modifications of these provisions;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and, if so, whether we have the option to redeem the affected debt securities rather than pay the additional amounts;

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  with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control),

  —
  the possible effects of such provisions on the market price of the our securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with these provisions,

  —
  whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on the debt securities may be effectively subordinated, and

    —
    the existence of any limitation on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

  •
  any other material terms of the debt securities.

    You should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.

    One or more series of debt securities may provide that if their maturity is accelerated, the amount due and payable will be less then their stated principal amount. These are referred to as "Original Issue Discount Securities". The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.

Denominations, Interest, Registration and Transfer

    We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

    Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $1,000 and any integral multiple thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof. Debt securities in global form may be issued in any denomination. (Section 302).

    Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, initially located at 450 West 33rd Street, 15th Floor, New York, New York 10001. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. (Sections 301, 307 and 1002). Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See "—Global Securities."

    You may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable prospectus supplement. You may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange. (Section 305).

    We are not required and the trustee is not required:

  •
  to issue or register the transfer or exchange of any debt security, or portion of a registered debt security, selected for redemption; or

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  to issue or register the transfer or exchange of any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

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  to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

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  to issue or register the transfer or exchange of any debt security, which has been surrendered for repayment at the option of the holder, except the portion, if any, of such security which is not to be repaid. (Section 305).

Ranking

    The debt securities will be our unsecured and unsubordinated obligations. Unless otherwise described in the applicable prospectus supplement, the debt securities will rank equally with all of our other unsecured and unsubordinated outstanding indebtedness. None of our general partners (including our managing general partner) have any obligation for payment of the debt securities. (Section 1602).

    Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the amount of indebtedness that we may incur. At June 30, 2001, our share of total outstanding debt, including our pro rata share of joint venture debt, was approximately $10.8 billion, 48% of which was secured debt. Unless the applicable prospectus supplement states otherwise, the debt securities will not benefit from any covenant or other provisions that would afford holders of the debt securities protection in the event of a highly-leveraged transaction, a change of control or a reorganization, restructuring, merger or other transaction that may adversely affect holders of the debt securities, except as described under "—Merger, Consolidation or Sale."

Merger, Consolidation or Sale

    The Indenture generally permits us to consolidate with, merge with or into, or sell, lease or convey all or substantially all of our assets to, any other entity if:

  •
  either (1) we are the continuing entity or (2) the entity that survives the merger or is formed by the consolidation or acquires our assets expressly assumes all of our obligations and covenants under the Indenture, including payment obligations; and

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  immediately after the transaction, no Event of Default under the Indenture exists, and no event exists which, with the giving of notice or passage of time or both, would become an Event of Default; and

  •
  an officer's certificate and legal opinion covering these conditions is delivered to the trustee. (Sections 801 and 803).

    Subject to these limitations and unless the applicable prospectus supplement states otherwise, we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets. This type of transaction may adversely affect our ability to repay our indebtedness, including payment on the debt securities.

Certain Covenants

    Existence.  Except as permitted under "—Merger, Consolidation or Sale" above, the Indenture provides that we will do all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise that we determine may be lost without material disadvantage to the holders of the debt securities. (Section 1006).

    Maintenance of Properties.  The Indenture provides that we will maintain all of our material properties which are used or useful to our business or the business of any of our subsidiaries in good condition, repair and working order and will supply them with all necessary equipment, as we determine in our sole discretion, to properly conduct the business carried on at these properties. This covenant does not prohibit us or any of our subsidiaries from selling properties in the ordinary course of our business. (Section 1007).

    Insurance.  The Indenture provides that we will keep all of our insurable properties insured against loss or damage in amounts at least equal to the full insurable value of such properties (subject to reasonable deductibles determined by us) with financially sound and reputable insurance companies. (Section 1008).

    Payment of Taxes and Other Claims.  The Indenture provides that we will pay or discharge or cause to be paid or discharged, before they become delinquent:

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  all taxes, assessments and governmental charges levied or imposed upon us, our income, profits or property or that of any of our subsidiaries, and

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  all lawful claims for labor, materials and supplies which, if unpaid, might become a lien upon our properties;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim that we contest in good faith and by appropriate proceedings. (Section 1009).

    Provision of Financial Information.  We will provide copies of our annual reports and quarterly reports to holders of debt securities. For so long as any debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents which we would be required to file, on or before the required filing dates, under Section 13 or 15(d) of the Exchange Act, whether or not we are subject to these Exchange Act requirements. We also will file these documents with the trustee as provided in the Indenture. (Section 1010).

    Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default, Notice and Waiver

    Each of the following will be an "Event of Default" with respect to each series of debt securities issued under the Indenture:

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  default in the payment of any interest when due, and continuing for 30 days;

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  default in the payment of the principal or premium, when due;

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  default in the deposit of any sinking fund payment;

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  default in the performance of any other covenant that applies to the debt securities of that series and continuing for 60 days after written notice as provided in the Indenture;

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  acceleration of any of our recourse indebtedness, however evidenced, in a principal amount in excess of $30,000,000 if the acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after written notice as provided in the Indenture;

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  certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of us, any significant subsidiary or any of our respective property; and

  •
  any other Event of Default provided with respect to debt securities of that series. (Section 501).

    If an Event of Default occurs and is continuing for any series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare, by notice as provided in the Indenture, the principal amount, or a lesser amount if provided for in the debt securities of that series, of all of the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency, reorganization or the appointment of a receiver, liquidator or trustee, acceleration will occur automatically. At any time after such acceleration with respect to debt securities of such series but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration and its consequences if (1) all amounts due otherwise than because of the acceleration have been paid or deposited with the trustee and (2) all Events of Default with respect to debt securities of that series have been cured or waived. (Section 502).

    The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to the debt securities of that series, except a default:

  •
  in the payment of the principal of and any premium or interest on any debt security of that series; or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 513).

    The trustee will be prepared to give notice to the holders of debt securities within 90 days of a default under the Indenture unless such default has been cured or waived. However, unless the default is a payment default, the trustee may withhold the default notice if a trust committee of Responsible Officers of the Trustee decides that withholding the notice is in the holders' interest. (Section 601).

    No holders of a debt security of any series may institute any action against us under the Indenture, except actions for payment of overdue principal of and any premium or interest on that debt security unless:

  •
  the holder has previously given written notice to the trustee of a continuing Event of Default with respect to that series of debt securities;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have previously made a written request of the trustee to institute that action and offered the trustee reasonable indemnity; and

  •
  the trustee has not instituted the action within 60 days of the notice, request and offer of indemnity. (Sections 507 and 508).

    Subject to its duty to act with the required standard of care in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request of any holders of any series of outstanding debt securities, unless the holders offer the trustee reasonable security or indemnification. (Section 602). The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power of the trustee, with respect to the debt securities of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the other holders of debt securities of that series. (Section 512).

    Within 120 days after the close of each fiscal year, we will deliver to the trustee a certificate, signed by one of our specified officers stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of the default. (Section 1011).

Modification of the Indenture

    The Indenture may be modified or amended with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of each holder of any debt security affected, no modification or amendment may:

  •
  change the Stated Maturity of the principal of and any premium or interest on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;

  •
  reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Original Issue Discount Security or that would be provable in bankruptcy,

  •
  adversely affect any right of repayment at the option of the holder of any debt security;

  •
  change the places or the coin or currency of payment of the principal of and any premium or interest on any debt security;

  •
  impair the right to sue for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:

  —
  modify or amend the Indenture,

  —
  waive compliance with certain provisions or certain defaults and the related consequences,

  —
  reduce the quorum or voting requirements set forth in the Indenture; or

  •
  otherwise modify the foregoing provisions or any provision relating to the waiver of certain past defaults or certain covenants, except to:

  —
  increase the percentage of outstanding debt securities necessary to modify or amend these provisions, or

  —
  provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected. (Section 902).

    The holders of a majority in principal amount of a series of outstanding debt securities may waive our obligation to comply with certain covenants relating to that series of debt securities. (Section 1013).

    The Indenture may be modified and amended by us and by the trustee without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence that another entity is our successor and has assumed our obligations under the Indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the Indenture;

  •
  to add any Events of Default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form;

  •
  to change or eliminate any restrictions on payment of the principal of and any premium or interest on debt securities;

  •
  to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in either case the interests of the holders of the debt securities of any series are not adversely affected in any material respect;

  •
  to change or eliminate any provisions of the Indenture so long as either (1) there are no debt securities outstanding of any previously created series which are entitled to the benefit of that provision or (2) the amendment does not apply to any then outstanding debt security;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture, so long as the action does not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities so long as that action does not adversely affect the interests of the holders of debt securities of any series in any material respect. (Section 901).

    The Indenture provides that in determining whether the holders of the necessary principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that will be deemed outstanding will be the amount of the principal that would be due and payable upon acceleration (as of the date of the determination);

  •
  the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount of that debt security;

  •
  the principal amount of an Indexed Security that will be deemed outstanding will be the principal face amount of that Indexed Security at original issuance, unless otherwise provided under the Indenture; and

  •
  debt securities owned by us or any of our affiliates shall be disregarded. (Section 101).

    The Indenture provides for meetings of the holders of debt securities of a series issuable, in whole or in part, as Bearer Securities. (Section 1501). A meeting may be called at any time by the trustee, and upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, upon notice given as provided in the Indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any action that may be taken by the holders of a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting which may be taken by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, then with respect to that action (and only that action) the persons holding or representing the specified percentage will constitute a quorum. (Section 1504).

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any action that the Indenture expressly provides may be taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of that series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting and (2) the principal amount of the outstanding debt securities of that series which vote in favor of such action will be taken into account in determining whether such action has been taken under the Indenture. (Section 1504).

Discharge

    We may be discharged from our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing in trust with the trustee funds in an amount sufficient to pay the principal of and any premium or interest on the debt securities on the dates the payments are due. (Section 401).

Defeasance and Covenant Defeasance

    We may offer a series of debt securities whose terms include the option for us to defease and be discharged from any and all obligations with respect to that series of debt securities ("defeasance option") and/or the option to cease to comply with the covenants described under "—Certain Covenants" above and any additional covenants that may be applicable to that series ("covenant defeasance option"). If either of these options are available to us with respect to a specific series of debt securities, we will indicate it in the prospectus supplement relating to that series of debt securities. Unless the prospectus supplement relating to that series of debt securities provides otherwise, the terms of the defeasance option and the covenant defeasance option will be as described in this section.

    If we exercise the defeasance option, we will be discharged and released from any further obligations under the Indenture with respect to that series of debt securities, except for obligations:

  •
  to pay, upon the occurrence of certain events, additional amounts, if any, of taxes, assessments or governmental charges with respect to payments on the debt securities of that series,

  •
  to register the transfer or exchange of the debt securities of that series,

  •
  to replace temporary or mutilated, destroyed, lost or stolen debt securities,

  •
  to maintain paying agencies, and

  •
  to hold moneys for payment in trust. (Section 1402)

    To exercise either the defeasance option or the covenant defeasance option, we will be required to deposit in trust with the trustee money (in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at Stated Maturity) or Government Obligations, or both, sufficient to pay the principal of and any premium or interest on, and any mandatory sinking fund or analogous payments in respect of, the debt securities of the applicable series, on the dates the payments are due. We will also be required to deliver to the trustee an Opinion of Counsel (as specified in the Indenture) that the deposit and related defeasance or covenant defeasance will not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. (Section 1404).

    Unless otherwise provided in the applicable prospectus supplement, if after we deposit money or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series properly elects to receive payment in a currency, currency unit or composite currency other than the deposited security, or (2) a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by such debt security will be fully discharged and satisfied through the payment of the debt security as due out of the proceeds yielded by converting the amount deposited in respect of the debt security into a currency, currency unit or composite currency in which that debt security becomes payable as a result of the election or the Conversion Event (based on the applicable market exchange rate). (Section 1405). Unless otherwise provided in the applicable prospectus supplement, all payments of principal of and any premium or interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

    In the event the we exercise our covenant defeasance option with respect to any series of debt securities and the payment of debt securities of that series is accelerated because of the occurrence of any Event of Default (other than the Event of Default that is no longer applicable to the debt securities), the amount of money or Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities of that series at the time of their Stated Maturity but may not be sufficient to pay amounts due at the time of the acceleration resulting from the Event of Default. In any case, however, we would remain liable for the payment of the amounts due at the time of acceleration.

    The applicable prospectus supplement may describe further the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.

Concerning the Trustee

    The Indenture provides that there may be more than one trustee with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will administer separate trusts under the Indenture, and, except as otherwise indicated by the Indenture, any action to be taken by a trustee with respect to one or more series of debt securities may be taken only by the trustee for that series. (Section 609).

Global Securities

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

PLAN OF DISTRIBUTION

    We may sell the debt securities covered by this prospectus:

  •
  to or through underwriters or dealers,

  •
  directly to purchasers, and/or

  •
  through agents.

    The distribution of the debt securities may occur from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    The prospectus supplement relating to a series of debt securities will set forth terms of the offering of the debt securities, including:

  •
  the name of any underwriters, dealers or agents,

  •
  the initial public offering or purchase price,

  •
  any discounts or commissions to be allowed or paid to the underwriters or agents and all other items constituting underwriting compensation,

  •
  any discounts, concessions or commissions to be allowed or reallowed or paid by any underwriters to other dealers,

  •
  the net proceeds we will receive from the offering of the debt securities, and

  •
  any securities exchange on which the debt securities may be listed.

    In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of debt securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act.

    We may agree to indemnify the underwriters, dealers and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act. We also may agree to contribute to the payment of those liabilities and to reimburse them for certain expenses.

    Underwriters, dealers and agents participating in the offer or sale of the debt securities, and their associates, may by customers of ours, or may engage in transactions with or perform services for us or one or more of our affiliates, in the ordinary course of business.

    Unless otherwise set forth in the prospectus supplement relating to a series of debt securities, the obligations of the underwriters to purchase that series of debt securities will be subject to certain conditions precedent and each of the underwriters with respect to that series of debt securities will be obligated to purchase all of that series of debt securities allocated to it if any of that series of debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If stated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institution must be approved by us. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under the contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the institution is subject. The underwriters and such other agents will not have any responsibility for the validity or performance of the contracts.

LEGAL MATTERS

    The validity of each issue of the debt securities offered and certain federal income tax matters will be passed upon for us by Baker & Daniels, Indianapolis, Indiana.

EXPERTS

    The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve the plans, intentions and expectations discussed in these forward-looking statements. Our actual results may differ materially. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors," that we believe would cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" into this prospectus some of the information we file with them, which means:

  •
  incorporated documents are considered a part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supercede this incorporated information.

    We incorporate by reference the following documents that we or SPG and SRC have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  our Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 2001 and June 30, 2001;

  •
  the Indenture under which the debt securities are to be issued, which is filed as an exhibit to the registration statement that contains this prospectus;

  •
  SPG and SRC's Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  SPG and SRC's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 2001 and June 30, 2001;

  •
  SPG and SRC's Current Reports on Form 8-K dated February 16, 2001, May 11, 2001, July 1, 2001 and August 10, 2001; and

  •
  the definitive proxy statement for the 2001 Annual Meetings of Stockholders of SPG and SRC.

    Our Securities Exchange Act filing number is 333-11491 and the Securities Exchange Act filing number of SPG and SRC is 1-14469.

    We also incorporate by reference each of the following documents that we or SPG and SRC file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and before the effectiveness of the registration statement:

  •
  reports filed under Sections 13(a) or 13(c) of the Exchange Act;

  •
  definitive proxy or information statements filed under Section 14 of the Exchange Act; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

    You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

    You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since that date.

    To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Simon Property Group, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, Attention: Investor Relations (317) 685-7330.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports and other information with the SEC. Our SEC filings, including the registration statement, the form of the Indenture under which the debt securities are to be issued and other information about us, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The SEC's address in Washington, D.C. is 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

    We are a subsidiary of SPG. SPG and SRC also file reports, proxy statements and other information with the SEC. In addition to the SEC public reference rooms and the SEC's web site, you may also inspect reports and other information filed by SPG and SRC at the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 covering the debt securities. For further information on the debt securities and us, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

PART II
Information Not Required in Prospectus

Item. 14.  Other Expenses of Issuance and Distribution.

    The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

Registration Fee		$187,500
Printing Expenses	$	*
Accounting Fees and Expenses	$	*
Attorneys' Fees and Expenses	$	*
Miscellaneous Expenses	$	*

Total	$	*

*
To be provided by amendment.

Item 15.  Indemnification of Directors and Officers.

    The Registrant's general partner's officers and directors are indemnified under Delaware law, the Registrant's Partnership Agreement and the Charter of the general partner against certain liabilities. The Partnership Agreement provides for indemnification of the general partner and its officers and directors to the same extent indemnification is provided to officers and directors of Simon Property Group, Inc. ("SPG") in its Charter, and limits the liability of the general partner and its officers and directors to the Registrant and its partners to the same extent liability of officers and directors of SPG to SPG and its stockholders is limited under SPG's Charter. In addition, SPG's officers and directors are indemnified under Delaware law and SPG's Charter.

    The Delaware General Corporation Law (the "DGCL") generally permits a corporation to indemnify its directors and officers, among others, against expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred by them in the defense or settlement of third-party actions or action by or in right of a corporation, and for judgements in third party actions, provided there is a determination by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by majority vote of a quorum of stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the interests of the corporation, and in a criminal proceeding, that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or interested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

    SPG's Charter contains a provision limiting the liability of directors and officers to SPG and its stockholders to the fullest extent permitted under and in accordance with the laws of the State of Delaware. SPG's Charter provides that the directors will not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision will not eliminate or limit the liability of a director for (1) any breach of the directors duty of loyalty to the corporation and its stockholders; (2) acts or omissions not in good faith; (3) any transaction from which the director derived an improper personal benefit; or (4) any matter in respect of which such director would be liable under Section 174 of the DGCL. The personal liability of a director for violation of the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief

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from the courts with respect to a transaction involving gross negligence on the part of a director. No amendment of SPG's Charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. SPG's By-Laws contain provisions which implement the indemnification provisions of SPG's Charter.

    SPG has entered into indemnification agreements with each of SPG's directors and officers. The indemnification agreements require, among other things, that SPG indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. SPG also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if SPG obtains directors' and officers' liability insurance.

    In addition, SPG has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

Item 16.  Exhibits

    The list of exhibits is incorporated by reference to the Index to Exhibits on page E-1.

Item 17.  Undertakings.

    (a) The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 3, 2001.

SIMON PROPERTY GROUP, L.P.
By:	SIMON PROPERTY GROUP, INC., Managing General Partner
	By:	/s/ DAVID SIMON David Simon, Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes David Simon, Stephen E. Sterrett, James M. Barkley and John Dahl, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints David Simon, Stephen E. Sterrett, James M. Barkley and John Dahl, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on September 3, 2001.

Signature	Title

/s/ DAVID SIMON David Simon	Chief Executive Officer and Director (Principal Executive Officer)
/s/ HERBERT SIMON Herbert Simon	Co-Chairman of the Board of Directors
/s/ MELVIN SIMON Melvin Simon	Co-Chairman of the Board of Directors
/s/ HANS C. MAUTNER Hans C. Mautner	Vice Chairman of the Board of Directors

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/s/ RICHARD S. SOKOLOV Richard S. Sokolov	President, Chief Operating Officer and Director
/s/ BIRCH BAYH Birch Bayh	Director
Melvyn E. Bergstein	Director
/s/ PIETER S. VAN DEN BERG Pieter S. van den Berg	Director
/s/ G. WILLIAM MILLER G. William Miller	Director
/s/ FREDRICK W. PETRI Fredrick W. Petri	Director
J. Albert Smith, Jr.	Director
Philip J. Ward	Director
M. Denise DeBartolo York	Director
/s/ STEPHEN E. STERRETT Stephen E. Sterrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN DAHL John Dahl	Senior Vice President (Principal Accounting Officer)

S–2

INDEX TO EXHIBITS

1*	Underwriting Agreement
4.1
Indenture dated November 26, 1996, among Simon Property Group, L.P., The Chase Manhattan Bank, as trustee, and a former affiliate of Simon Property Group, L.P. (incorporated by reference to Exhibit 4.1 of the Form S-3 filed by Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (Reg. No. 333-33545)).
5*	Opinion of Baker & Daniels
12.1	Statement Regarding Computation of Ratios
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Baker & Daniels will be contained in its opinion to be filed as Exhibit 5.
24	Power of Attorney (included in the signature pages)
25*	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment or incorporated by reference herein by a Current Report on Form 8-K.

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ABOUT THIS PROSPECTUS
WHO WE ARE
USE OF PROCEEDS
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
WHERE YOU CAN FIND MORE INFORMATION
PART II Information Not Required in Prospectus
  Item. 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS